EXHIBIT 99.5



Electronic Communication to All Choice One Communications Inc. Colleagues

From: Steve Dubnik
Sent: Friday, December 06, 2002 11:07AM
To:  Choice One
Subject: Stock Option Exchange Program

Dear Choice One Communications Colleagues:

A question and answer document explaining certain aspects of the Stock Option Exchange Program announced on November 21, 2002, is available on the company Intranet under the section "What's New". This question and answer document was filed with the Securities and Exchange Commission on November 26, 2002.

Steve Dubnik